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                                                                     Exhibit 5.2

                              WEINBERG & GREEN LLC

                                   ----------

                                ATTORNEYS AT LAW
                            100 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND  21201-2773

                                  ------------

                             TELEPHONE 410/332-8600
                          WASHINGTON AREA 301/470-7400
                             FACSIMILE 410/332-8862
Robert A. Snyder, Jr.
410/332-8824

                                          March 4, 1997



Liberty Property Trust
65 Valley Stream Parkway, Suite 100
Malvern, Pennsylvania  19355

          Re:  Liberty Property Trust
          Registration Statement on Form S-3
          Commission File No. 333-22211

Ladies and Gentlemen:

          We have acted as Maryland counsel for Liberty Property Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the shelf registration of up to U.S. $550,000,000 (or the equivalent) of Trust Debt Securities, Preferred Shares, Depositary Shares, Common Shares, Trust Debt Warrants, Preferred Shares Warrants, Common Shares Warrants, and Trust Guaranties (each as defined in the above-referenced Registration Statement)(collectively referred to as the "Trust Securities") proposed to be offered by the Company from time to time and certain securities proposed to be offered by Liberty Property Limited Partnership, a Pennsylvania limited partnership, from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering pursuant to a Registration Statement on Form S-3 (the "S-3 Registration Statement"), a Prospectus and one or more Prospectus supplements. (The Trust Debt Warrants, Preferred Shares Warrants, and Common Shares Warrants are referred to collectively as the "Trust Warrants.")

          In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or photostatic copies of the following documents (hereinafter collectively referred to as the "Documents"):

          a. A copy of the S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act");

          b. The prospectus contained in the S-3 Registration Statement (the "S-3 Prospectus");
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                                            Liberty Property Trust

                                            March 4, 1997
                                            Page 2

          c. The Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust");

          d.  The Bylaws of the Company;  and

          e. Such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

          In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles;

          2. Each individual executing any of the Documents on behalf of a party is duly authorized and legally competent to do so;

          3. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conformed to the original documents. All signatures on all such documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete;

          4. Liberty Property Limited Partnership (the "Partnership") is a limited partnership validly existing and in good standing under the laws of its state of formation;

          5. There will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Trust Securities, including without limitation, any Trust Securities that may be issued upon conversion or exchange of any of the Trust Securities;

          6. At the time of delivery of the Trust Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of the Trust Securities will not have been modified or rescinded;
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                                        Liberty Property Trust

                                        March 4, 1997
                                        Page 3

          7. The terms of all Trust Securities to be established subsequent to the date of this opinion; the issuance, execution and delivery of the Trust Securities; and the compliance by the Company with the terms of the Trust Securities, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

          8. The consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of common shares of the Company as contemplated by each of the S-3 Registration Statement, the S-3 Prospectus, and the applicable supplement or supplements to the S-3 Prospectus is not less than the par value per share; and

          9. The aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of any preferred shares or common shares of the Company, whether to effect an issuance of Common Shares, Preferred Shares, Depositary Shares, Trust Warrants, or other Trust Securities or Partnership Debt Securities exchangeable or convertible into common shares or preferred shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other Trust Securities, does not exceed the number of then-authorized shares of the Company.

          On the basis of the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

          1. When and if (a) the terms, issuance, execution and delivery by the Company of any of the Trust Debt Securities have been duly authorized by all necessary action of the Company and as contemplated by either the Senior Indenture or the Subordinated Indenture (as those terms are defined in the S-3 Registration Statement)(either of which shall be referred to herein as an "Indenture"), and (b) those Trust Debt Securities have been duly executed and delivered by the Company, authenticated by the trustee under the appropriate Indenture and sold as contemplated by each of the S-3 Registration Statement, the S-3 Prospectus, the applicable supplement or supplements to the S-3 Prospectus and the appropriate Indenture, assuming that the terms of those Trust Debt Securities are in compliance with the applicable Indenture, those Trust Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2. When and if (a) the definitive terms of any particular series of Preferred Shares, other than the Depositary Shares, have been duly established, in accordance with
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                                        Liberty Property Trust

                                        March 4, 1997
                                        Page 4

resolutions of the trustees of the Company ("Trustees") authorizing the issuance and sale of that particular series of Preferred Shares, (b) articles supplementary regarding that particular series of Preferred Shares that conform to the Declaration of Trust and Maryland law have been filed with the State Department of Assessments and Taxation of the State of Maryland, and (c) those Preferred Shares have been duly issued or delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, and in accordance with the terms of the particular series as established by the Trustees in the applicable articles supplementary, those Preferred Shares will be validly issued, fully paid and nonassessable.

          3. When and if (a) the deposit agreement relating to the Preferred Shares represented by Depositary Shares has been duly executed and delivered by the Company and the depositary in accordance with resolutions of the Trustees,
(b) the terms of the Preferred Shares represented by Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (c) the Preferred Shares which are represented by the Depositary Shares are validly issued and delivered (as contemplated above) to the depositary, (d) the depositary receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Shares in accordance with the deposit agreement, and (e) the Preferred Shares represented by Depositary Shares are issued in the manner contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Preferred Shares represented by Depositary Shares will be validly issued.

          4. When and if (a) the definitive terms of any offering of Common Shares have been duly established, in accordance with resolutions of the Trustees authorizing the issuance and sale of the Common Shares, and (b) those Common Shares so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, those Common Shares will be validly issued, fully paid and nonassessable.

          5. When and if (a) the Trust Warrants have been duly executed and delivered in the form and in the manner contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, (b) the terms of the Trust Warrants as executed and delivered are as described in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, and (c) the Trust Warrants are then issued and sold as contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Trust Warrants will constitute valid and legally binding obligations of the Company.

          6. When and if (a) the terms of the Trust Guaranties relating to certain debt securities of the Partnership (the "Partnership Debt Securities") have been duly established, (b)
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                                        Liberty Property Trust

                                        March 4, 1997
                                        Page 5

the instruments relating to the Trust Guaranties have been authorized, executed and delivered by the Trustees of the Company, (c) the Partnership Debt Securities to which the Trust Guaranties relate have been duly issued and sold and the purchase price therefor has been received by the Partnership, and (d) the consideration, if any, separately payable for the Trust Guaranties has been received, the Trust Guaranties will constitute valid and legally binding obligations of the Company.

          7. When and if (a) any common shares or preferred shares of the Company ("Underlying Trust Securities") issuable upon conversion or exchange of any legally issued convertible or exchangeable Trust Securities or Partnership Debt Securities (which have been surrendered to the Company in accordance with their respective terms) are duly issued from shares or other units of those Underlying Trust Securities reserved in accordance with the resolutions of the Trustees, (b) the Trustees have duly authorized the issuance of those Underlying Trust Securities, and (c) those Underlying Trust Securities are duly issued or delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Underlying Trust Securities will be validly issued, fully paid and nonassessable.

          The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 WEINBERG & GREEN LLC



                                 By: /s/ ROBERT A. SNYDER, JR.
                                    ----------------------------------------
                                    Robert A. Snyder, Jr.